EXHIBIT 4.18


WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com


11 September, 2002


Mr. Mark Thompson,
C/O Savannah,
Antigua.


Dear Mark,

This letter serves to confirm our understanding of the interim role you have agreed to assume effective 07 September, 2002.


ROLE

Financial Consultant, reporting to Mr. Simon Coulthard (Group Finance Director).


RESPONSIBILITIES

The Consultant will be required to focus on specific projects which include:

         o        Completion of the quarterly filings, up to and including
                  September.

         o Completion of the payment plan for creditors, including monitoring and communication.

         o        Assistance in the annual budgeting process

         o        Availability to conference with the new auditors

         o Continued management and handover of EFS to designated WG manager

RENUMERATION

Your compensation package remains the same (i.e. USD $100,000 annually plus 10% in lieu of benefits). You will be based in Toronto.


TERM OF AGREEMENT

This agreement is in effect on a month-by-month basis.

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WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com


PREVIOUS AGREEMENTS

This agreement is not intended to replace, and does not supercede your Termination Agreement with World Gaming, dated 02 June, 2002. Your Termination Agreement will only be amended to reflect the change in termination date to September 7, 2002.

TERMINATION OF AGREEMENT

This agreement may be terminated by either party giving two weeks notice in writing.


Kindly indicated by your signature that you have read and accepted the agreement above.




______________________________
Mark Thomson      Date



______________________________
David Craven      Date



Cc Lucette James-Wint
Director of Human Resouces

Cc Simon Coulthard
Group Finance Director